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                                                                   EXHIBIT 10.20

                   6% UNSECURED NON-NEGOTIABLE PROMISSORY NOTE

$137,500                                                   Boston, Massachusetts
                                                              September 26, 1998

         On December 9, 2003 (the "Maturity Date"), for value received, Anthony
J. Armini, (the "Maker"), promises to pay to Implant Sciences Corporation (the "Payee"), at 107 Audubon Road, #5, Wakefield, MA 01880, the principal sum of One Hundred Thirty Seven Thousand Five Hundred United States Dollars ($137,500) or the then outstanding principal amount hereof, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from December 9, 1997 (the "Original Loan Date") until payment in full, such interest to be payable at such rates and such times as are hereinafter specified.

1.       INTEREST AND PRINCIPAL

         1.01 Interest. The Maker shall pay interest on the outstanding principal amount of this Note from the Original Loan Date until such principal amount is paid in full at the rate of six percent (6%) per annum.

         1.02 Principal. The entire outstanding principal together with interest accrued thereon on amount of this Note shall be paid on December 9, 2003.

         1.03 Prepayment. This Note may be prepaid, without premium or penalty, in whole or in part, at any time or from time to time, at the option of the Maker, by paying to the Payee an amount equal to the amount to be prepaid together with interest accrued thereon through the date of prepayment.

         1.04 Delivery of Payment. All payments made hereunder shall be made by check mailed first class, postage paid to the Payee at the address set forth above or to such other address as the Payee may from time to time designate in writing to the Maker. Such payments shall be accompanied by a notice setting forth in reasonable detail (a) the amount of interest and principal being paid and (b) the remaining principal amount. If any payments are required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

2.       DEFAULTS AND REMEDIES.

         2.01 Events of Default. An "Event of Default" shall occur if:

                   (a) the Maker defaults in the payment of interest on this Note when the same becomes due and payable and such Default continues for a period of 30 days;


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                   (b) the Maker defaults in the payment of principal on this
         Note when the same becomes due and payable, at maturity or otherwise;

                   (c) the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for a period of 30 days; and

                   (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (i)      commences a voluntary case;

                           (ii) consents to the entry of an order against it for relief in an involuntary case; or

                           (iii) makes a general assignment for the benefit of its creditors; or

                   (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Maker in an involuntary case; or

                           (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Maker.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (c) above shall not constitute an Event of Default until Payee notifies the Maker of the Default and the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.

         2.02 Acceleration. If an Event of Default occurs and is continuing, the holder of this Note may, by notice to the Maker, declare the principal of and accrued interest on this Note to be immediately due and payable.

         2.03 Other Remedies. If an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Note or to enforce any provision of this Note. A delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiesce in the Event of Default. All remedies are cumulative to the extent permitted by law.


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3.       TERMINATION OF LOAN AGREEMENT BETWEEN MAKER AND PAYEE, DATED DECEMBER
         9, 1997.

         This Note terminates and supercedes in its entirety the loan agreement between the Maker and the Payee, dated December 9, 1997.

4.       USURY.

         It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law this
SECTION 4 shall govern as to such terms or provisions, and this Note shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

5.       MISCELLANEOUS

         The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.

                                      By: /s/ ANTHONY J. ARMINI
                                          ----------------------------------
                                      Name:


As to Section 3 only:                 IMPLANT SCIENCES CORPORATION

                                      By: /s/ DARLENE DEPTULA-HICKS
                                          ----------------------------------
                                      Name:
                                      Title:


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